Exhibit 99.2

ANI Pharmaceuticals Announces Offer to Acquire Egetis Therapeutics, Expanding the Scope and Scale of Its Rare Disease Business

•	Egetis Therapeutics’ lead asset, EMCITATE®, is the first and only approved treatment in U.S. and Europe for peripheral thyrotoxicosis associated with MCT8 deficiency, a rare genetic disorder, impacting approximately 1 in 70K males

•	Supported by ANI’s proven track record in Rare Disease, EMCITATE® has potential to reach over $300 million in peak sales in its approved indication, with U.S. and EU Orphan Drug Exclusivity and patent protection into 2045

•	Combines ANI’s resources, Rare Disease expertise, and infrastructure with Egetis’ commercialization and clinical development capabilities

•	The Offer reflects a purchase price of SEK 11.25 per share representing a 27% premium to the 60-day VWAP of shares of Egetis and total value of approximately SEK 5.6 billion, or $560M1 U.S.; and an enterprise value of approximately $434[1] million when adjusted for estimated proceeds of Egetis’ sale of its Rare Pediatric Disease Priority Review Voucher

•	The acquisition is unanimously recommended by Egetis’ Board, and supported by shareholders in Egetis controlling approximately 42 percent of the shares

•	ANI will release 3Q 2026 earnings results at 6:50 am ET and host conference call today at 8:00 am ET

PRINCETON, N.J., Nov. 05, 2026 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (“ANI” or the “Company”) announces a recommended public offer to acquire Egetis Therapeutics AB (publ) (“Egetis”) (the “Offer”).

Egetis is a commercial-stage pharmaceutical company focused on developing and delivering innovative therapies for patients with rare diseases with significant unmet medical need. Egetis’ lead product, EMCITATE®, was approved by the European Commission on February 12, 2025, and by the U.S. Food and Drug Administration (FDA) on September 28, 2026, as the first and only approved treatment of peripheral thyrotoxicosis in adults and pediatric patients with MCT8 deficiency (Allan–Herndon–Dudley syndrome).

“This proposed acquisition further accelerates our transformation with a substantial majority of our revenues expected to be derived from higher margin rare disease products by decade’s end and supports our mission of serving vulnerable patient populations with unmet medical needs,” said Nikhil Lalwani, President and Chief Executive Officer of ANI. “We have followed the Egetis team closely, and we have been deeply impressed by their commitment to patients with MCT8 deficiency and to the families who care for them.”

Mr. Lalwani added, “The proposed transaction reflects the disciplined execution of the strategy we have consistently outlined: adding differentiated, durable commercial Rare Disease assets that leverage our existing expertise and infrastructure. The acquisition of Egetis would strengthen our Rare Disease portfolio and development capabilities. By leveraging our resources and the groundwork laid by Egetis, we estimate peak sales potential for EMCITATE® of over $300 million in its approved indication coupled with durable protection into 2045, bolstering our long-term growth and profitability profile. We believe that ANI is well-positioned to successfully bring EMCITATE® to patients and caregivers.”

Strategic Rationale

•	Advances ANI’s mission of “Serving Patients, Improving Lives”: EMCITATE® addresses MCT8 deficiency, a devastating ultra-rare disease marked by severe lifelong morbidity and substantial caregiver burden, furthering ANI’s commitment to bringing innovative therapies to patients with significant unmet need.

•	Accelerates ANI’s strategic transformation into a leading Rare Disease company: The proposed transaction expands the scope and scale of ANI’s Rare Disease business by broadening the Company’s commercial footprint and adding EMCITATE®, a commercial product with over $300 million in peak sales potential in its approved indication.

•	Introduces a new growth driver with durable runway into 2045: As the first and only FDA-approved treatment of peripheral thyrotoxicosis associated with MCT8 deficiency, EMCITATE® has significant growth potential that ANI plans to unlock with its resources, commercial capabilities, and infrastructure. EMCITATE®’s durability is supported by New Chemical Entity exclusivity, Orphan Drug exclusivity in both the U.S. and Europe, and an Orange Book-listed patent offering protection into mid-2045.

•	Leverages ANI’s resources and existing Rare Disease expertise and infrastructure: ANI intends to build on Egetis’ U.S. commercial launch preparations by leveraging its resources, extensive experience in Rare Disease, and existing medical affairs, patient access and reimbursement support.

•	Strengthens ANI’s clinical development capabilities: The proposed transaction adds a proven research and development team with an ongoing clinical program to evaluate tiratricol in resistance to thyroid hormone beta (RTH-beta).

•	Diversifies ANI’s revenue base and enhances its long-term growth and profitability profile.

Transaction Details

On November 5, 2026, ANI announced a recommended public offer to acquire the shares in Egetis for SEK 11.25 per share, representing a 27% premium to the 60-day VWAP, as well as the convertible debt and the warrants issued by Egetis. The value of the Offer, including outstanding incentive programs, amounts to approximately SEK 5.6 billion or approximately $5601 million. On November 4, 2026, Egetis announced that it had entered into a definitive asset purchase agreement to sell its Rare Pediatric Disease Priority Review Voucher (PRV) for gross proceeds of $190.0 million (USD). Upon the closing of the PRV sale, former owners of Rare Thyroid Therapeutics International AB (RTTI) will receive an earn-out of their share under agreements governing Egetis’ acquisition of RTTI. The consideration in the Offer fully reflects the net value of the PRV on the terms of that sale. When adjusted for the estimated PRV net proceeds, the enterprise value reflected in the deal is approximately $4341 million.

The Board of Directors of Egetis unanimously recommends that Egetis’ shareholders and the holder of the convertible and the warrants accept the Offer. In addition, shareholders representing in total approximately 42 percent of the total number of outstanding shares in Egetis, have undertaken to accept the Offer, under certain conditions.

The Offer is subject to customary closing conditions, including that the Offer is accepted by shareholders representing at least 90 percent of the outstanding shares in Egetis, and that ANI receives necessary regulatory approvals.

The Offer is financed in full through a combination of cash on hand and new debt financing provided by JPMorgan Chase Bank, N.A., on terms customary for financing of public offers on the Swedish market.

The acceptance period in the offer is expected to commence on or around November 20, 2026 and to expire on or around December 18, 2026. For information in relation to the Offer, please refer to the formal offer announcement available on www.biopharma-offer.com.

Advisors

For ANI Pharmaceuticals, Jefferies LLC is serving as sole financial advisor and Ropes & Gray LLP and Mannheimer Swartling Advokatbyrå AB are serving as legal counsel. For Egetis Therapeutics, Centerview Partners is serving as sole financial advisor, and Vinge is serving as legal counsel.

Conference Call

ANI will host a conference call and webcast today, Thursday, November 5, 2026, at 8:00 a.m. ET to discuss the acquisition and third quarter 2026 financial results.

To join the conference call, please dial +1(833) 630-1956 (U.S. and Canada) or +1(412) 317-1837 (International callers).

To view the webcast and accompanying slides, please click here. Links to access the webcast will also be available on the “Events & Presentations” page of the Company’s website at https://www.anipharmaceuticals.com, under the “Investors” section. A replay of the event will remain accessible for up to one year.

About ANI Pharmaceuticals, Inc.

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives” by developing, manufacturing, and commercializing innovative and high-quality therapeutics. The Company is focused on delivering sustainable growth through its Rare Disease business, which markets novel products in the areas of ophthalmology, rheumatology, nephrology, neurology, and pulmonology; its Generics business, which leverages R&D expertise, operational excellence, and U.S.-based manufacturing; and its Brands business. For more information, visit https://www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the public offer to acquire Egetis; the Company’s strategy and ability to transform into a leading Rare Disease company; the Company’s expectations regarding its future operations; the commercialization and anticipated sales of EMCITATE® and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” the negatives thereof, or other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: the Company’s ability to complete or achieve any or all of the intended benefits of the proposed acquisition of Egetis, in a timely manner or at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all; the Egetis business experiencing disruptions due to transaction-related uncertainties or other factors; the Company being unable to successfully implement integration strategies; the ability of EMCITATE® and the Company’s approved products, including Cortrophin Gel and ILUVIEN, to achieve commercialization at levels of market acceptance that will allow the Company to maintain profitability; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration and other regulatory agencies; the Company’s ability to develop, license or acquire, and commercialize new products; the Company’s ability to protect its intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the Company’s ability, and that of its suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; and general business and economic conditions, such as inflationary pressures, and geopolitical conditions.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other periodic reports, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important information to U.S. shareholders

The Offer described in this press release is made for the shares, the convertible loan 2023:1 (the “Convertible”) and the warrants 2023/2033:1 (the “Warrants”) of Egetis, a Swedish public limited liability company, and is subject to Swedish disclosure and procedural requirements, which may be different from those of the United States. The Offer is made in the United States pursuant to Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended and Regulation 14E thereunder, to the extent applicable, and otherwise in compliance with the disclosure and procedural requirements of Swedish law, including with respect to withdrawal rights, the Offer timetable, notices of extensions, announcements of results, settlement procedures (including as regards to the time when payment of the consideration is rendered) and waivers of conditions, which may be different from requirements or customary practices in relation to U.S. domestic tender offers. Shareholders and the holder of the Convertible and the Warrants domiciled in the United States (the “U.S. Holders”) are encouraged to consult with their own advisors regarding the Offer.

Egetis’ financial statements and all financial information included herein, or any other documents relating to the Offer, have been or will be prepared in accordance with IFRS and may not be comparable to the financial statements or financial information of companies in the United States or other companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. It may be difficult for Egetis’ shareholders and the holder of the Convertible and the Warrants to enforce their rights and any claims they may have arising under the U.S. federal or U.S. state securities laws in connection with the Offer, since Egetis is located in Sweden, and some or all of its officers and directors may be residents of countries other than the United States. Egetis’ shareholders and the holder of the Convertible and the Warrants may not be able to sue Egetis or its officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel Egetis and its affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.

To the extent permissible under applicable law or regulations, ANI and its affiliates or its brokers and its brokers' affiliates (acting as agents for ANI or its affiliates, as applicable) may from time to time and during the pendency of the Offer, and other than pursuant to the Offer, directly or indirectly purchase or arrange to purchase shares of Egetis outside the United States, or any securities that are convertible into, exchangeable for or exercisable for such shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices, and information about such purchases will be disclosed by means of a press release or other means reasonably calculated to inform U.S. Holders of such information, to the extent required by applicable laws and regulations. In addition, the financial advisors to ANI may also engage in ordinary course trading activities in securities of Egetis, which may include purchases or arrangements to purchase such securities as long as such purchases or arrangements comply with the applicable laws and regulations. Any information about such purchases will be announced in Swedish and in a non-prevailing English translation available to the U.S. Holders through relevant electronic media if, and to the extent, such announcement is required under applicable Swedish or U.S. law, rules or regulations.

The receipt of cash pursuant to the Offer by a U.S. Holder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder is urged to consult an independent professional adviser regarding the tax consequences of accepting the Offer. Neither ANI nor any of its affiliates and their respective directors, officers, employees or agents or any other person acting on their behalf in connection with the Offer shall be responsible for any tax effects or liabilities resulting from acceptance of this Offer.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFER, MADE ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE OFFER, MADE ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THIS PRESS RELEASE OR MADE ANY COMMENT ON WHETHER THE CONTENT IN THIS PRESS RELEASE IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

For purposes of this section "United States" and "U.S." means the United States of America (its territories and possessions, all states of the United States of America and the District of Columbia).

Information about the Offer

Information regarding the Offer is made available at: www.biopharma-offer.com.

ANI Pharmaceuticals Contacts

Investor Relations:
Irina Koffler, Vice President, Investor Relations
T: 917-734-7387
E: Irina.koffler@anipharmaceuticals.com

Media Relations:
Argot Partners
T: 212-600-1494
E: ani@argotpartners.com

SOURCE: ANI Pharmaceuticals, Inc.

1 Calculated utilizing 30 trading day average USD to SEK exchange rate of 9.9471 as of November 3, 2026.